EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

As independent registered public accountants, we hereby consent to the use in this Registration Statement to Form SB-2 of Wits Basin Precious Minerals Inc., of our report dated March 30, 2006, relating to the consolidated financial statements which appear in this Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in this Registration Statement.

/s/ Carver Moquist & O’Connor, LLC

Minneapolis, Minnesota
July 14, 2006